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                                                                     EXHIBIT 4.2







                          STONE CONTAINER CORPORATION,
                                    as Issuer

                                       TO

                              THE BANK OF NEW YORK,
                                     Trustee


                          First Supplemental Indenture

                            Dated as of July 24, 1996







                    Supplemental Indenture to Indenture Dated
                               As of July 24, 1996


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          FIRST SUPPLEMENTAL INDENTURE, dated as of July 24, 1996 (this
"Supplemental Indenture") between STONE CONTAINER CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Chicago, Illinois, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee") having its Corporate Trust office at 101 Barclay Street, New York, New York 10286, United States of America.

                             RECITALS OF THE COMPANY

          The Company entered into an Indenture dated as of July 24, 1996 with the Trustee (the "Indenture") to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein generally called the "Securities"), to be issued in one or more series as in the Indenture provided.

          The Company proposes to issue a series of Securities denominated its Rating Adjustable Senior Notes due 2016.

          Sections 901(7), 901(9) and 901(11) of the Indenture provide that without notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may, subject to Section 1003 of the Indenture, enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof, to cure any ambiguity, defect or inconsistency or to correct or supplement any provision of the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other change that does not materially adversely affect the interests of the Holders of Securities of any series.

          The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

          All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Senior Notes except as otherwise provided in the Indenture or this Supplemental Indenture, as follows:


          SECTION 1. The Indenture is hereby amended, solely with respect to the Senior Notes, as follows:

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(a)  By amending Section 101 to delete the definitions in the Indenture of
     "Permitted Subordinated Indebtedness," "Redeemable Stock" and "Subordinated Capital Base" and add the following definitions of those terms:

          "Permitted Subordinated Indebtedness" means (i) Subordinated Indebtedness of the Company to the extent exchanged for, or the net proceeds of which are used to refinance, redeem or defease, then outstanding Subordinated Indebtedness of the Company that was outstanding at November 1, 1991 (or any extension, renewal or refinancing thereof), or to finance any costs incurred in connection with any such exchange, refinancing, redemption or defeasance;
     PROVIDED, HOWEVER, that (a) such Subordinated Indebtedness does not have a shorter weighted average life than that then remaining for, or a maturity earlier than that of, the Indebtedness so exchanged, refinanced, redeemed or defeased, EXCEPT that in the case of any exchange, such Subordinated Indebtedness may have a maturity that is earlier (but not more than six months earlier) than that of the Indebtedness so exchanged, PROVIDED that the Subordinated Indebtedness shall have the same or a longer weighted average life than that then remaining for the Indebtedness so exchanged and (b) in the case of refinancings, redemptions or defeasances, the proceeds of such Subordinated Indebtedness shall be used to so refinance, redeem or defease the Indebtedness within 12 months of the incurrence of such subsequent Subordinated Indebtedness; and (ii) Indebtedness of the Company in an aggregate principal amount not to exceed two hundred fifty million dollars ($250,000,000) at any one time outstanding, so long as such Indebtedness (a) constitutes Subordinated Indebtedness and (b) does not have (A) a weighted average life that is shorter than that then remaining for (1) the Company's 9 7/8% Senior Notes due 2001 then outstanding, (2) the 11 1/2% Notes then outstanding or (3) the Senior Notes then Outstanding (provided that, for purposes of this definition, it shall be deemed that the Senior Notes will cease to be Outstanding as of the first day following the Put Date (or, if a Delaying Event shall have occurred, the Delayed Put Date)) or (B) a maturity that is earlier than the latest maturity of (1) the Company's
     9 7/8% Senior Notes due 2001 then outstanding, (2) the 11 1/2% Notes then outstanding or (3) the Senior Notes then Outstanding (provided that, for purposes of this definition, it shall be deemed that the Senior
     Notes will mature as of the first day following the Put Date (or, if a Delaying Event shall have occurred, the Delayed Put Date)).

          "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or purchased by such Person or any of its Subsidiaries prior to 30 days after the latest maturity date of the then Outstanding Senior Notes, or is redeemable or subject to mandatory purchase or similar put rights at the option of the Holder thereof at any time prior to 30 days after the latest maturity date of the then Outstanding Senior Notes (provided that, for purposes of this definition, it shall be deemed


                                        2

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     that the Senior Notes will mature as of the first day following the Put
     Date (or, if a Delaying Event shall have occurred, the Delayed Put Date)), or any security which is convertible or exchangeable into a security which has such provisions.

          "Subordinated Capital Base" means the sum of (i) the Consolidated Net Worth and (ii) to the extent not included in clause (i) above, the amounts (without duplication) relating to (a) the principal amount of Subordinated Indebtedness incurred after November 1, 1991 which is unsecured and which does not have at the time of incurrence of such Subordinated Indebtedness a weighted average life that is shorter than the weighted average life remaining for the then outstanding Indebtedness under the 1991 Indenture issued prior to the date hereof, or if less than two hundred million dollars ($200,000,000) of such Indebtedness is outstanding, the 11 1/2% Notes then outstanding, or if less than one hundred million dollars ($100,000,000) of such Indebtedness is outstanding, the then Outstanding Senior Notes (provided that, for purposes of this definition, it shall be deemed that the Senior Notes will cease to be Outstanding as of the first day following the Put Date (or, if a Delaying Event shall have occurred, the Delayed Put Date)), or a maturity that is earlier than the maturity of any of the then outstanding Indebtedness under the 1991 Indenture, or if less than two hundred million dollars ($200,000,000) of such Indebtedness is Outstanding, the 11 1/2% Notes then outstanding, or if less than one hundred million ($100,000,000) of such Indebtedness is outstanding, the then Outstanding Senior Notes (provided that, for purposes of this definition, it shall be deemed that the Senior Notes will mature as of the first day following the Put Date (or, if a Delaying Event shall have occurred, the Delayed Put
     Date)), (b) redeemable stock of the Company that does not constitute Redeemable Stock and (c) the principal amount of the 11 1/2% Senior Subordinated Securities due September 1, 1999 of the Company or any Subordinated Indebtedness exchanged for, or the net proceeds of which are used to refinance, redeem or defease, such 11 1/2% Senior Subordinated Notes due September 1, 1999 pursuant to clause (ii) of the definition of "Permitted Indebtedness", that, in the case of clauses (a), (b) and (c), as at the date of determination, in conformity with GAAP consistently applied, would be set forth on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

(b) By amending Section 101 to delete current clause (vii) of the definition of "Ordinary Course of Business Liens" and add the following as clause (vii):

          (vii) judgment and attachment Liens against such Person not giving rise to a Default under the Senior Notes or Liens created by or existing from any litigation or legal proceeding against such Person which is currently being contested in good faith by such Person in appropriate proceedings;


                                        3

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(c)  By amending Section 101 to delete current clause (viii) of the definition of "Permitted Liens" and add the following as clause (viii):

          (viii) Liens upon property or assets of a Subsidiary of a Person securing Indebtedness of such Person or of such Subsidiary, which Liens are created in substitution and exchange for an outstanding pledge by such Person of a majority of the Capital Stock of such Subsidiary for the purpose of securing such Indebtedness (or a guaranty in respect thereof); PROVIDED, HOWEVER, that if the property and assets of such Subsidiary to be subjected to such Liens have a fair market value in excess of twenty-five million dollars ($25,000,000), such Subsidiary shall have guaranteed the obligations of the Company in respect of the Senior Notes and, if requested by the Trustee, such Subsidiary shall have waived all its rights of subrogation and reimbursement from the Company in connection with such guaranty;

(d) By amending Section 101 to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

          "Applicable Rate" shall have the meaning provided in paragraph 2 of the reverse of the Senior Notes.

          "Attributable Indebtedness" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the Notes.

          "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries after deducting (i) all liabilities (excluding, to the extent included in such liabilities, Indebtedness, deferred income taxes and shareholders' equity), and (ii) all goodwill, trade names, trademarks, patents, organizational expenses and other like intangibles, of the Company and its Restricted Subsidiaries, in each case to the extent included in the aggregate amount of assets, all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with GAAP.

          "Definitive Notes" means Senior Notes that are in the form of the Senior Notes set forth in EXHIBIT A to this Supplemental Indenture, that do not include the information called for by footnotes 1 and 4 thereof.

          "Delaying Event" and "Delayed Put Date" shall have the respective meanings provided in Section 1015.


                                        4

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          "Exchange Notes" means Senior Notes that are in the form of the
     Senior Notes set forth in EXHIBIT A to this Supplemental Indenture, that do not include the information called for by footnotes 2 and 3 thereof, which Exchange Notes will be issued by the Company in exchange for the Notes pursuant to the Exchange Offer, as amended or modified from time to time in accordance with the terms of such Exchange Notes and the Indenture.

          "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for the Notes.

          "Global Note" means a Senior Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 4 to the form of the Senior Note set forth in EXHIBIT A to the Supplemental Indenture.

          "Investment Grade Locking Event," "Investment Grade Triggering Event" and "Investment Grade Rating" shall have the respective meanings provided in paragraph 3 of the reverse of the Senior Notes.

          "Issue Date" means July 24, 1996.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Moody's" means Moody's Investors Service, Inc.

          "Non-Investment Grade Repurchase Offer" shall have the meaning provided in Section 1015.

          "Note Custodian" means the Trustee, as custodian for the Depository with respect to any Senior Notes in global form, or any successor entity thereto.

          "Notes" means Senior Notes that are in the form of the Senior Notes set forth in EXHIBIT A to this Supplemental Indenture, that include the information called for by footnotes 2 and 3 thereof, as amended or modified from time to time in accordance with the terms of such Notes and the Indenture.

          "Predecessor Note" means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 306 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.


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          "Principal Property" means (i) any mill, converting plant, manufacturing plant, or other facility owned by the Company or any Restricted Subsidiary of the Company which is located within the present fifty states of the United States and the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 3% of Consolidated Net Tangible Assets and (ii) timberlands, in each case other than properties or any portion of a particular property which in the opinion of the Board of Directors is not of material importance to the Company's business.

          "Put Date" and "Put Payment Date" shall have the respective meanings provided in Section 1015.

          "Rating" and "Rating Adjustment Date" shall have the respective meanings provided in paragraph 2 of the reverse of the Senior Notes.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 24, 1996, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified, or supplemented from time to time.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable.

          "S&P" means Standard & Poor's Corporation.

          "Senior Notes" means the Company's Rating Adjustable Senior Notes due 2016 and includes the Notes and, when issued pursuant to the Exchange Offer, the Exchange Notes, all of which shall constitute Securities of one and the same series under the Indenture.

          "Substitute Rating Agency" shall have the meaning provided in paragraph 2 of the reverse of the Senior Notes.

          "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 305 hereof.

(e) By deleting current Section 305 and adding as new Section 305 the following:

     SECTION 305.   REGISTRATION, TRANSFER AND EXCHANGE.

          (a)  REGISTRATION; DEPOSITORY.     The Company shall cause to be
     kept at the Corporate Trust Office of the Trustee a register (the register maintained


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     in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Notes and for registration of transfers of Senior Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Senior Notes issued or issuable in whole or in part in global form.

          (b) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

               (x)  to register the transfer of the Definitive Notes; or

               (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

     the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

               (ii) in the case of a Definitive Note that is a Transfer
                    Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as


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                         defined in Rule 144A under the Securities Act) in
                         accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                    (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (c) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive
               Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with Section 309 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes


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     represented by the Global Note to be increased accordingly.  If no Global
     Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 303 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (d) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (e) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE.

               (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or


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                    (C)  if such beneficial interest is being transferred
                         in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 303 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

               (ii) Definitive Notes issued in exchange for a beneficial
                    interest in a Global Note pursuant to this Section 305(e) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

          (f) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of the Indenture (other than the provisions set forth in subsection (g) of this Section 305), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (g) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITORY. If at any time:

               (i) the Depository for the Senior Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor


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                    Depository for the Global Notes is not appointed by the
                    Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the
                    Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

     then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 303 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (h)  LEGENDS.

               (i) Except as permitted by the following paragraphs (ii) and (iii), each Senior Note certificate evidencing Global Notes and Definitive Notes (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                    "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                    (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR
                    (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO

                    AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."

               (ii) Upon any sale or transfer of a Transfer Restricted
                    Security (including any Transfer Restricted
                    Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (A)  in the case of any Transfer Restricted
                         Security that is a Definitive Note, the
                         Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B)  in the case of any Transfer Restricted
                         Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 305(d) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the transferor thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                  (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the


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

                         Company shall issue and, upon receipt of an authentication order in accordance with Section 303 hereof, the Trustee shall authenticate Exchange Notes in exchange for the Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes, in each case unless the Holder of such Exchange Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (i) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 309 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, or if any Definitive Notes are exchanged for a beneficial interest in any Global Note, the principal amount of Notes represented by such Global Note shall be adjusted accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such adjustment.

          (j) EXCHANGE OF NOTES FOR EXCHANGE NOTES. The Notes may be exchanged for Exchange Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

               (i) the Company shall present the Trustee with an Officer's Certificate certifying that the principal amount of Notes properly tendered in the Exchange Offer which are represented by a Global
                    Note and the principal amount of Notes properly tendered in the Exchange Offer which are represented by Definitive Notes (together with such Definitive Notes), the name of each Holder of such Definitive Notes, the principal amount properly tendered in the Exchange Offer by each such Holder, the name and address to which Definitive Notes for Exchange Notes shall be registered and sent for each such Holder and that upon issuance of the Exchange Notes, the transactions contemplated by the Exchange Offer will have been consummated;

               (ii) The Trustee, upon receipt of such Officer's
                    Certificate and a Company Order shall authenticate
                    (A) a Global Note for Exchange Notes in principal amount equal to the principal amount of Notes represented by a Global Note indicated in such Officer's Certificate as having been properly tendered and (B) Definitive Notes representing Exchange Notes registered in the names of, and in the principal amounts indicated in, such Officer's Certificate;

              (iii) The Trustee shall deliver such Global Note for Exchange
                    Notes to the Note Custodian who shall deliver to the Trustee the Global Note for the Notes for cancellation pursuant to
                    Section 309, or if the principal of the Global Note for the Exchange Notes is less than the principal amount of the Global Note for Notes, the Trustee shall direct the Note Custodian to make an endorsement on such Global Note for Notes indicating a reduction in the principal amount represented thereby; and

               (iv) The Trustee shall deliver such Definitive Notes
                    for Exchange Notes to the Holders thereof as indicated in such Officer's Certificate.

          (k)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any
                    registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 906 or 1207 hereto).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v)  The Company shall not be required:

                    (A) to issue, to register the transfer of or to exchange Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under
                         Section 1203 hereof and ending at the close of business on the day of selection; or

                    (B) to register the transfer of or to exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part; or

                    (C) to register the transfer of or to exchange a Senior Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a
                    transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Definitive Notes and Global
                    Notes in accordance with the provisions of Section 303 hereof.

(f) By deleting current subparagraph (2) of Section 501 of the Indenture and adding as new subparagraph (2) the following:

          (2) the Company defaults in the payment of the principal of (or premium, if any, on) any Senior Notes when the same becomes due and payable at Maturity, upon redemption (including redemptions under Article Twelve), upon repurchases pursuant to a Deficiency Offer as described in Article Eleven, pursuant to an Asset Disposition Offer as described in Section 1009, pursuant to a Change of Control Offer as described in Section 1013 or pursuant to a Non-Investment Grade Repurchase Offer as described in Section 1015 or otherwise; or

(g)  By adding the following paragraph as the last paragraph of Section 801:

          Notwithstanding the foregoing, subsections (3) and (4) of this Section 801 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Locking Event.

(h)  By adding the following paragraph as the last paragraph of Section 802:

          Notwithstanding the foregoing, this Section 802 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Locking Event.

(i) By deleting current subparagraph (3) of Section 902 and adding as new subparagraph (3) the following:

          (3) change the repurchase provisions (including those contained in Article Eleven, Section 1009, Section 1013 or Section 1015) or redemption provisions (including those contained in Article Twelve) hereof in a manner adverse to such Holder, or

(j)  By adding the following paragraph as the last paragraph of Section 1006:

          Notwithstanding the foregoing, this Section 1006 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Locking Event.

(k)  By adding the following subparagraph (c) to Section 1007:

          (c) Notwithstanding the foregoing, this Section 1007 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Locking Event.

(l)  By adding the following paragraph as the last paragraph of Section 1008:

          Notwithstanding the foregoing, this Section 1008 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Locking Event.

(m)  By adding the following subparagraph (h) to Section 1009:

     (h) Notwithstanding the foregoing, this Section 1009 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Locking Event.

(n)  By adding as new Section 1015 the following:

     SECTION 1015.  NON-INVESTMENT GRADE REPURCHASE OFFER.

          (a) If an Investment Grade Locking has not occurred on or before August 1, 2006 (the "Put Date"), the Company shall be required to offer to repurchase and each Holder shall have the right, on or prior to the Put Payment Date, to require the Company to repurchase such Holder's Senior Notes in whole or in part pursuant to the offer described in subsection (b) below (the "Non-Investment Grade Repurchase Offer") at a purchase price equal to 100% of the aggregate principal amount of such Senior Notes plus accrued and unpaid interest, if any, to the date of such repurchase. Notwithstanding the immediately preceding sentence, if an Investment Grade Triggering Event occurs on or after the fifteenth (15th) day prior to the Put Date (the "Delaying Event"), the Company shall not be required to make the Non-Investment Grade Repurchase Offer until the fifteenth (15th) day following the Delaying Event (the "Delayed Put Date"). If on the Delayed Put Date, (i) an Investment Grade Locking Event occurs, the Company shall not be required to make the Non-Investment Grade Repurchase Offer, and (ii) if an Investment Grade Locking Event does not occur, the Company shall make the Non-Investment Grade Repurchase Offer as described below.

          (b) No later than the Put Date (or, if a Delaying Event has occurred, the Delayed Put Date), the Company shall mail a notice to each Holder and the Trustee in respect of the Non-Investment Grade Repurchase Offer (which notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes) stating:

               (1) that the Non-Investment Grade Repurchase Offer is being made pursuant to this Section and that all Senior Notes properly tendered will be accepted for payment;

               (2) the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, but in any event prior to the date on which any Subordinated Indebtedness is paid pursuant to the terms of a provision similar to this Section) (the "Put Payment Date");

               (3) the name and address of the Paying Agent and the Trustee and that the Senior Notes must be surrendered to the Paying Agent to collect the purchase price;

               (4) that any Senior Note not tendered will continue to accrue interest;

               (5) that any Senior Note accepted for payment pursuant to the Non-Investment Grade Repurchase Offer shall cease to accrue interest after the Put Payment Date;

               (6) that each Holder electing to have a Senior Note purchased pursuant to a Non-Investment Grade Repurchase Offer will be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Put Payment Date;

               (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Put Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase, the certificate numbers of the Senior Note the Holder delivered and a statement that such Holder is withdrawing his election to have such Senior Note purchased; and

               (8) that Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

          On or before 12:00 noon New York City time on the Put Payment Date, the Company shall (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Non-Investment Grade Repurchase Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee Senior Notes so accepted, together with an Officer's Certificate stating the aggregate principal amount of the Senior Notes or portions thereof so accepted by the Company. The Paying Agent shall promptly mail or deliver to the Holder of Senior Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or make available for delivery to such Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. The Company will publicly announce the results of the Non-Investment Grade Repurchase Offer on or as soon as practicable after the Put Payment Date. For purposes of this Section, the Trustee or its agent shall act as the Paying Agent.

          The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) and any other legal requirements in the event that a Non-Investment Grade Repurchase Offer is made under the circumstances described in this Section 1015.

(o)  By adding as new Section 1016 the following:

          SECTION 1016.  RESTRICTIONS ON SECURED INDEBTEDNESS.  Upon and
     after the occurrence of an Investment Grade Locking Event, if the
     Company or any Restricted Subsidiary shall incur, issue, assume, or guarantee any Indebtedness, secured after the date hereof by a Lien on any Principal Property of the Company or any Restricted Subsidiary or
     on any shares of Capital Stock of or Indebtedness of any Restricted Subsidiary, the Company will secure or cause such Restricted
     Subsidiary to secure the Senior Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes) equally and ratably with (or, at the option of the Company, prior to) such Indebtedness, so long as such secured Indebtedness shall be so secured unless the aggregate amount of all such secured Indebtedness plus all Attributable Indebtedness of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions to which Section 1017 is applicable would not exceed 10% of Consolidated Net Tangible Assets; PROVIDED, HOWEVER,
     that this Section 1016 shall not apply to, and there
     shall be excluded from secured Indebtedness in any computation under this
     Section 1016, Indebtedness secured by:

          (1) Liens on property of, or on any shares of Capital Stock of or Indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary and Liens on any property acquired from a corporation which is merged with or into the Company or a Restricted Subsidiary;

          (2)  Liens in favor of the Company or any Restricted Subsidiary;

          (3) Liens in favor of any governmental body to secure progress, advance or other payments;

          (4) Liens upon any property acquired after the date hereof, securing the purchase price thereof or created or incurred simultaneously with such acquisition (or for which a secured loan commitment shall have been received within 180 days thereafter) to finance the acquisition of such property or existing on such property at the time of such acquisition (whether or not assumed), or Liens on improvements made after the date hereof on any property owned at the date hereof or acquired after the date hereof, securing the purchase price or cost of construction of such improvements or created or incurred simultaneously with the acquisition or completion of such improvements (or for which a secured loan commitment shall have been received within 180 days thereafter) to finance the acquisition or construction of such improvements or existing on any property or materials included in such improvements at the time of the acquisition thereof (whether or not assumed), if (i) such Lien shall be limited to the property so acquired or to the improvements so made, (ii) the amount of the obligations or indebtedness secured by such Lien shall not be increased after the date of the acquisition of such property or the completion of such improvements except to the extent improvements shall be made to such property after the date of such acquisition or the making of initial improvements, and (iii) in each instance where the obligation or indebtedness secured by such Lien shall constitute an obligation or indebtedness of, or is assumed by, the Company or such Subsidiary, the principal amount of the obligation or indebtedness secured by such Lien shall not exceed 100% of the cost or fair value (as determined in good faith by the Company), whichever shall be lower, of the property or improvements at the time of the acquisition or completion thereof;

          (5) Liens securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel or recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

          (6) Liens on timberlands or in connection with an arrangement under which the Company or one of its Restricted
               Subsidiaries is obligated to cut or pay for timber;

          (7) Liens arising out of any final judgment for the payment of money aggregating not in excess of $25,000,000; or Liens arising out of any final judgment for the payment of money provided such judgment is being contested in good faith;

          (8) Permitted Liens in existence on the date of an Investment Grade Locking Event; or

          (9) Any extension, renewal or replacement (or successive extensions, renewals or replacements as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (8), inclusive.

     Notwithstanding the foregoing, this Section 1016 shall be of no force or effect and shall not apply until the occurrence of an Investment Grade Locking Event.

(p)  By adding as new Section 1017 the following:

          SECTION 1017. RESTRICTION ON SALES AND LEASEBACKS. Upon and after the occurrence of an Investment Grade Locking Event, the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any transaction after the date hereof with any bank, insurance company or other investor, or to which any such bank, company, lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such bank, company, lender or investor, or to any person to whom funds have been or are to be advanced by such bank, company, lender or investor on the security of such Principal

     Property (herein referred to as a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Indebtedness with respect to such transactions plus all secured Indebtedness to which Section 1016 is applicable would not exceed 10% of Consolidated Net Tangible Assets. This covenant shall not apply to, and there shall be excluded from Attributable Indebtedness in any computation under this Section 1017, Attributable Indebtedness with respect to any sale and leaseback transaction if;

          (1) the lease in such sale and leaseback transaction is for a period, including renewal rights, of not in excess of three years, or

          (2) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by a Restricted Subsidiary, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined in good faith by the Company) to (a) the retirement of Indebtedness of the Company or the retirement of Indebtedness of a Restricted Subsidiary; PROVIDED, HOWEVER, that the amount to be applied to the retirement of such Indebtedness of the Company or a Restricted Subsidiary shall be reduced by (x) the principal amount of any Senior Notes (or other notes or debentures constituting such Indebtedness) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of such Indebtedness, other than items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale and
               (z) associated transaction expenses; and PROVIDED, FURTHER, that, notwithstanding the foregoing, no retirement referred to in this clause (a) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision, or (b) the purchase of other property which will constitute Principal Property having a fair market value in the opinion of the Company, at least equal to the fair market value of the Principal Property leased in such sale and leaseback transaction, or

          (3) such sale and leaseback transaction is entered into prior to, at the time of, or within 180 days after the later of the acquisition of the Principal Property or the completion of construction or improvement thereon; PROVIDED, HOWEVER, that if such transaction is in connection with the acquisition of any timberlands, and the

               Board of Directors of the Company has determined, prior to or at the time of such acquisition, that the Company will seek to enter into such transaction (with a lender or investor not including the Company or any Subsidiary), then such transaction shall be deemed to be included in this clause (3) if such transaction is entered into within a further 180 days after the end of such first 180-day period, or

          (4) the lease in such sale and leaseback transaction secured or related to obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, is the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the Holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, or

          (5) such sale and leaseback transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

(q)  By adding the following subparagraph (f) to Section 1101:

          (f) Notwithstanding the foregoing, this Section 1101 shall be of no further force or effect and shall cease to apply upon and after the occurrence of an Investment Grade Locking Event.

(r) By deleting current subparagraphs (a), (b) and (c) of Section 1102 of the Indenture and adding as new subparagraphs (a), (b) and (c) the following:

          (a)  Notwithstanding the terms of Section 1101, in the event that
     (1) the making of a Deficiency Offer by the Company or (2) the purchase of Senior Notes by the Company in respect of a Deficiency
     Offer would constitute a default (with the giving of notice, the passage of time or both) with respect to any Specified Bank Debt at the time outstanding, then, in lieu of the making of a Deficiency
     Offer in the circumstances set forth in Section 1101, (i) the interest rate on the Senior Notes shall be reset as of the first day of the second fiscal quarter following the Deficiency Date, subject to subsequent adjustment as described below, to a rate per annum (as so adjusted, the "Reset Rate") equal to the greater of (x) the Applicable
     Rate then in effect and (y) the sum of (A) 400 basis points and (B) the higher of the Seven Year Treasury Rate and the Ten Year Treasury Rate, (ii) on the first Interest Payment Date following the Reset Date, the interest rate on the Senior Notes, as reset on the Reset Date, shall increase by fifty (50) basis points, and (iii) the interest rate on the Senior Notes shall further increase by an additional fifty (50) basis points on each succeeding Interest Payment Date; PROVIDED, HOWEVER, that in no event shall the interest rate on the Senior Notes at any time exceed the Applicable Rate then in effect by more than two hundred
     (200) basis points. The Reset Rate will be adjusted from time to time, if necessary, to reflect any change in the Applicable Rate with respect to the Senior Notes.

          (b) Once the interest rate on the Senior Notes has been reset pursuant to subsection (a) of this Section, if the Company's Subordinated Capital Base is equal to or greater than the Minimum Subordinated Capital Base as of the last day of any fiscal quarter subsequent to the Deficiency Date, interest on the Senior Notes shall return, effective as of the first day of the second following fiscal quarter, to the Applicable Rate then in effect; PROVIDED, HOWEVER, that the interest rate on the Senior Notes shall again be adjusted in accordance with subsection (a) of this Section if the Company's Subordinated Capital Base shall thereafter be less than the Minimum Subordinated Capital Base as at the last day of any two consecutive subsequent fiscal quarters and if the making of a Deficiency Offer or the purchase of Senior Notes by the Company in respect of a Deficiency Offer would, at such time, constitute a default (with the giving of notice, the passage of time, or both) with respect to any Specified Bank Debt at the time outstanding.

          (c) The Company shall notify the Trustee of the Reset Rate not later than two Business Days after the Reset Date in the circumstances set forth in subsection (a) of this Section. Not later than five Business Days after the Trustee has received such notice from the Company, the Trustee shall mail to each Holder of Senior Notes such notice setting forth the Reset Rate. Commencing on the Reset Date, the Senior Notes shall bear interest (as determined in accordance with clauses (i), (ii) and (iii) of subsection (a) of this Section) until the date on which such interest rate returns to the Applicable Rate then in effect pursuant to subsection (b) of this Section. The Company shall notify the Trustee and the Holders of the Senior Notes promptly when the interest rate on the Senior Notes returns to the Applicable Rate then in effect pursuant to subsection (b) of this Section. Failure of the Company or the Trustee to give, or failure of a Holder to receive, such notices shall not in any event affect the validity of the proceedings of the adjustment of the interest to be borne by the Senior Notes effective on the Reset Date of the Company's obligations hereunder.

(s)  By adding as the first sentence of Section 1202 the following:

     The Company may redeem the Senior Notes, in whole or in part pursuant to paragraph 6 of the reverse of the Senior Notes.

(t) By amending the table of contents in the Indenture to reflect the additions described in subsections (a) through (s) of this Section 1.

     SECTION 2. The Notes shall be substantially in the form of EXHIBIT A hereto (including the information called for by footnotes 2 and 3 thereof), which form is hereby incorporated in and made a part of this Supplemental Indenture. Subject to Section 306 of the Indenture, the Notes shall be in an aggregate principal amount of $125,000,000; PROVIDED, HOWEVER, that in the event Exchange Notes are issued hereunder pursuant to the Exchange Offer, the principal amount of Notes shall be reduced by the principal amount of Exchange Notes so issued. The Exchange Notes, when and if issued, shall be substantially in the form of EXHIBIT A hereto (not including the information called for by footnotes 2 and 3 thereof), which form is hereby incorporated in and made a part of this Supplemental Indenture. Subject to Section 306 of the Indenture, the Exchange Notes shall be in a principal amount of $125,000,000 less the principal amount of Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule, or agreements to which the Company is subject. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Notes will initially be issued in global form, substantially in the form of EXHIBIT A hereto (including the information called for by footnotes 1 and 4 thereof), except for those Notes that will be issued in definitive form in the name of various institutional accredited investors. The Exchange Notes also will initially be issued in global form, substantially in the form of EXHIBIT A hereto (including the information called for by footnotes 1 and 4 thereof), except for those Exchange Notes that will be issued in definitive form in the name of various institutional accredited investors. Such Global Notes shall be registered in the name of the Depository for such Global Notes or the nominee of such Depository and shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions. So long as the Depository or its nominee is the registered owner of such Global Notes it will be deemed the sole owner and holder of such Global Notes for all purposes under the Indenture, hereunder and under such Global Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made by the Depository on account of beneficial interest in such Global Notes. Such Global Notes shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding

Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 305 hereof.

     The provisions of this Section 2 supersede the provisions of Section 205 of the Indenture (other than the second paragraph thereof), which provisions shall not apply to the Senior Notes.

     SECTION 3. The Senior Notes shall be subject to the defeasance provisions of Sections 1402 and 1403 of the Indenture.

     SECTION 4. Except as specifically supplemented and amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     SECTION 5. If any provision hereof limits, qualifies or conflict with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 6. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether or so expressed or not.

     SECTION 7. In case any provision in this Supplemental Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

     SECTION 8. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Senior Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     SECTION 9. This Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New york and this Supplemental Indenture and each Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 10. All terms used in this Supplemental Indenture and not otherwise defined herein that are defined in the Indenture shall have the meanings set forth therein.

     SECTION 11. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 12. The recitals contained herein and in the Senior Notes, except the certificate of authentication of the Trustee thereon, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their accuracy or completeness. The Trustee make no representations as to the validity or sufficiency of the Indenture, this Supplemental Indenture or of the Senior Notes and shall not be accountable for the use or application by the Company of the Senior Notes or the proceeds thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                   STONE CONTAINER CORPORATION


                                        By:
                                           --------------------------
                                        Name:
                                             ------------------------
Attest                                  Title:
                                              -----------------------


- --------------------
Title:

SEAL


                                   THE BANK OF NEW YORK


                                        By:
                                           --------------------------
                                        Name:
                                             ------------------------
Attest                                  Title:
                                              -----------------------


- --------------------
Title:

SEAL

STATE OF ILLINOIS   )
                    ss.:
COUNTY OF COOK      )

     On the ___ day of _______________, 1996, before me personally came _____________________, to me known, who, being by me duly sworn, did depose and say that he is ______________ of The Bank of New York, one of the parties described in and which executed the foregoing instrument; that he knows the seal of said corporations; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                             -----------------------------------
                                             Notary Public


SEAL

STATE OF ILLINOIS   )
                    ss.:
COUNTY OF COOK      )

     On the ___ day of _______________, 1996, before me personally came _____________________, to me known, who, being by me duly sworn, did depose and say that he is ______________ of Stone Container Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporations; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                             -----------------------------------
                                             Notary Public


SEAL

                                    EXHIBIT A
                              FORM OF SENIOR NOTES


                              (FACE OF SENIOR NOTE)

                           STONE CONTAINER CORPORATION


                     Rating Adjustable Senior Note due 2016

Number R                                                          $
        ----------                                                 -------------

     STONE CONTAINER CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value
received, hereby promises to pay to                        or registered
assigns, the principal sum of            DOLLARS on August 1, 2016, and to pay
interest thereon from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year (commencing February 1, 1997), at the rate of 11.875% per annum, subject to adjustment from time to time as provided on the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in dollars; PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     STONE CONTAINER CORPORATION


     By:
        ------------------------

[CORPORATE SEAL]

Attest:


- ----------------------


This is one of the Global
Notes referred to in the
within-mentioned Indenture:


THE BANK OF NEW YORK,
as Trustee

By:
   -------------------

                            (REVERSE OF SENIOR NOTE)

Rating Adjustable Senior Note due 2016

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.] 1/

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS


1/   THIS PARAGRAPH SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL
     FORM.

     REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

     1. This Note is one of a duly authorized issue of a series of securities of the Company designated as its "Rating Adjustable Senior Notes due 2016" (herein called the "Notes") issued under an Indenture, dated as of July 24, 1996, as amended and supplemented by a First Supplemental Indenture dated as of July 24, 1996 (as further amended or supplemented from time to time, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

     2. Unless and until an Investment Grade Locking Event has occurred, the interest payable on this Note shall be based upon the debt rating (the "Rating") for the Notes as determined by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") or their successors (as described below), and adjusted if necessary in response to changes in a Rating. The initial Applicable Rate (as defined) on this Note is 11.875% per annum. This Note will bear interest at the initial Applicable Rate from the date of issuance of this Note until the earlier of (a) the date the principal of the Notes is paid or made available for payment or (b) the calendar day immediately preceding the calendar day on which a change in Rating category (as set forth in the table below) takes effect in either the Moody's Rating or S&P Rating for the Notes, except that in the case of a change in Rating category that occurs between a Regular Record Date and an Interest Payment Date, such day shall be such Interest Payment Date (each a "Rating Adjustment Date"); PROVIDED, HOWEVER, that from the date of issuance of this Note until August 1, 1997, the interest rate payable on this Note shall not be less than 11.875% per annum, notwithstanding any change in the Moody's Rating or S&P Rating applicable to the Notes. Beginning on a Rating Adjustment Date, if any, and to the earlier of the date the principal of this Note is paid or made available for payment or the calendar day immediately preceding the next Rating Adjustment Date, if any, this Note will bear interest at the rate per annum (the "Applicable Rate") determined as follows: (i) in the event of a change in Rating category that is an upward change, the Applicable Rate shall be the interest rate set forth below opposite the higher of the Moody's Rating or the S&P Rating assigned to the Notes in effect at the close of business on that Rating Adjustment Date; (ii) in the event of a change in Rating category that is a downward change, the Applicable Rate shall be the interest rate set forth below opposite the lower of the Moody's Rating or the S&P Rating assigned to the Notes in effect at the close of business on that Rating Adjustment Date, PROVIDED, HOWEVER, that, for


2/ THIS PARAGRAPH SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED WITHOUT REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

purposes of this clause (ii), if after a downward change in Rating category the Moody's Rating and the S&P Rating assigned to the Notes differ by more than one Rating category below, the Applicable Rate shall be the interest rate set forth opposite the Rating category that is one Rating category below the higher of the two Ratings in effect at the close of business on the Rating Adjustment Date. Notwithstanding the foregoing, if both Moody's and S&P, on the same day, change their respective Ratings assigned to the Notes and one such change is an upward change while the other such change is a downward change, the Applicable Rate shall be determined in accordance with clause (ii) above, including the proviso thereto. If only one Rating is available on any Rating Adjustment Date, the Applicable Rate shall be determined solely by reference to such one Rating.

     If neither S&P nor Moody's has a Rating in effect, then the Company shall, with the approval of the Trustee, designate, as a substitute for Moody's or S&P, as the case may be, a nationally recognized statistical rating organization (a "Substitute Rating Agency"), and/or make adjustments in the relationship between the Rating and the Applicable Rate, as are consistent with the table below. If, for any period prior to the occurrence of an Investment Grade Locking Event, no Substitute Rating Agency shall have been so designated and a Substitute Rating Agency is available, the Applicable Rate for such period shall be the highest Applicable Rate set forth in the table below.

                                   RATING CATEGORY
         MOODY'S                        S&P                 APPLICABLE RATE
         -------                   ---------------          ---------------
     A3 or higher                  A- or higher             7.760%
     Baa1                          BBB+                     8.010%
     Baa2                          BBB                      8.260%
     Baa3                          BBB-                     8.510%
     Ba1                           BB+                      9.830%
     Ba2                           BB                       10.580%
     Ba3                           BB-                      11.330%
     B1                            B+                       11.875%
     B2                            B                        12.580%
     B3 or lower                   B- or lower              13.080%

          If any change in the Applicable Rate occurs during any interest payment period, this Note shall bear interest for such interest payment period at a rate per annum equal to the weighted average of the Applicable Rates in effect during such interest payment period, calculated by multiplying each Applicable Rate by the number of days such Applicable Rate is in effect during each month of such interest payment period, determining the sum of such products and dividing such sum by the number of days in such interest payment period.
All calculations pursuant to the preceding sentence of interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          If any change in the Applicable Rate occurs, the Company shall notify the Trustee of the new Applicable Rate not later than five Business Days after the applicable

Rating Adjustment Date. Not later than the five Business Days after the Trustee has received such notice setting for the new Applicable Rate, the Trustee shall mail to each Holder of Notes such notice setting forth the new Applicable Rate.

     3. Upon the occurrence of an Investment Grade Locking Event, the interest rate payable on this Note will no longer be subject to adjustment and will be fixed as described below. An "Investment Grade Locking Event" shall occur on the fifteenth (15th) day after the date of an Investment Grade Triggering Event (as defined) if, on such day, the Rating assigned to the Notes by Moody's or S&P or both is an Investment Grade Rating. An "Investment Grade Triggering Event" shall occur on the first day on which the Notes are assigned an Investment Grade Rating by either or both of Moody's or S&P. An "Investment Grade Rating" means a Moody's Rating of Baa3 or higher or a S&P Rating of BBB- or higher. Upon the occurrence of an Investment Grade Locking Event, this Note will bear interest at the Applicable Rate set forth in the table above opposite the higher of the Moody's Rating or the S&P Rating assigned to this Note in effect at the close of business on the date of the Investment Grade Locking Event from such date until the principal of this Note is paid or made available for payment. Notwithstanding the foregoing, the interest rate payable on this Note prior to August 1, 1997 shall not be less than 11.875% per annum.

     4. The Indenture provides that if an Investment Grade Locking Event has not occurred on or before August 1, 2006, the Company shall be required to offer to repurchase and the Holder shall have the right to require that the Company repurchase this Note in whole or in part at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase. Notwithstanding the immediately preceding sentence, if an Investment Grade Triggering Event occurs on or after the fifteenth (15th) day prior to the Put Date (the "Delaying Event"), the Company shall not be required to make the Non-Investment Grade Repurchase Offer until the fifteenth
(15th) day following the Delaying Event (the "Delayed Put Date"). If on the Delayed Put Date, (i) an Investment Grade Locking Event occurs, the Company shall not be required to make the Non-Investment Grade Repurchase Offer, and
(ii) if an Investment Grade Locking Event does not occur, the Company shall make the Non-Investment Grade Repurchase Offer as described in the Indenture.

     5. Interest on this Note will be computed on the basis of a 360-day year of twelve, 30-day months. Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. If any payment of principal of (and premium, if any) or installment of interest on this Note is not paid when due then, to the extent that payment of such interest shall be legally enforceable, interest upon such overdue principal (and premium, if any) and installment of interest, shall be paid at the then Applicable Rate.

     6. If an Investment Grade Triggering Event has not occurred, this Note is subject to redemption upon not less than 30 days' notice nor more than 45 days' notice by mail, at any time on or after August 1, 2001 as a whole or from time to time in part, at the election of the Company, at a Redemption Price equal to 105.938% of the principal amount hereof if redeemed on or after August 1, 2001 and before August 1, 2002, at 103.958% of the principal amount hereof if redeemed on or after August 1, 2002 and before August 1, 2003, at 101.979% of the principal amount hereof if redeemed on or after August 1, 2003 and before August 1, 2004, and at 100% of the principal amount hereof if redeemed on or after August 1, 2004 and prior to the Maturity Date, in each case plus accrued interest (if any) to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Notwithstanding the foregoing, if an Investment Grade Triggering Event has occurred, this Note will not be redeemable at the option of the Company until the fifteenth (15th) day following the date of the Investment Grade Triggering Event (the "Lock Determination Date"). If on the Lock Determination Date, (i) an Investment Grade Locking Event does not occur, this Note will be redeemable at the option of the Company as described above, or (ii) an Investment Grade Locking Event occurs, this Note will not be redeemable at the option of the Company prior to August 1, 2011, and thereafter this Note will be subject to redemption upon not less than 30 days' notice nor more than 45 days' notice by mail, at any time as a whole or from time to time in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest (if any) to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     7. Under certain circumstances following an Asset Disposition, the Company may offer to repurchase Notes, in whole or in part, at a repurchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of repurchase, from proceeds or excess net proceeds of such Asset Disposition, as provided in, and subject to the terms of, the Indenture. The Company is required to give Holders notice of such right within the period specified in the Indenture. Holders may tender their Notes for repurchase on or prior to the close of business on the applicable payment date. If the aggregate principal amount of Notes surrendered for repurchase exceeds the aggregate principal amount of the applicable offer price, the selection of the Notes to be repurchased shall be made by the Trustee on a PRO RATA basis.

     8. Except as set forth below, as provided in the Indenture, until the occurrence of an Investment Grade Locking Event, in the event that the Company's Subordinated Capital Base is less than one billion dollars ($1,000,000,000) (the "Minimum Subordinated Capital Base") as at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter, a "Deficiency Date"), then the Company shall, no later than 60 days after the Deficiency Date (105 days if a Deficiency Date is also the end of the Company's fiscal year), make an offer to all Holders to purchase (a "Deficiency Offer") 10% of the principal amount of the Notes originally issued, or such lesser amount as may be Outstanding at the time such Deficiency Offer is made (the "Deficiency Offer Amount"), at a purchase price equal to 100% of principal amount, plus accrued and unpaid interest to the Deficiency Payment Date. Thereafter, semi-annually the Company shall make like Deficiency Offers for the then applicable Deficiency Offer Amount of Notes until the Company's Subordinated Capital Base as at the end of any subsequent fiscal quarter shall be equal to or greater than the Minimum Subordinated Capital Base. Notwithstanding the foregoing, after any specified Deficiency Date, the last day of any subsequent fiscal quarter shall not constitute a Deficiency Date (giving rise to an additional obligation under the first sentence of this paragraph) unless the Company's Subordinated Capital Base was equal to or greater than the Minimum Subordinated Capital Base as at the end of a fiscal quarter that followed such specified Deficiency Date and preceded such subsequent quarter.

     9. Notwithstanding the foregoing, as provided in the Indenture, in the event that (1) the making of a Deficiency Offer by the Company or (2) the purchase of Notes by the Company in respect of a Deficiency Offer would constitute a default (with the giving of notice, the passage of time or both) with respect to any Specified Bank Debt at the time outstanding, then, in lieu of the making of a Deficiency Offer in the circumstances set forth above, (i) the interest rate on the Senior Notes shall be reset as of the first day of the second fiscal quarter following the Deficiency Date (the "Reset Date"), subject to further adjustment as described below, to a rate per annum (as so adjusted, the "Reset Rate") equal to the greater of (x) the Applicable Rate then in effect and (y) the sum of (A) 400 basis points and (B) the higher of the Seven Year Treasury Rate and the Ten Year Treasury Rate, (ii) on the first Interest Payment Date following the Reset Date, the interest rate on the Notes, as reset on the Reset Date, shall increase by fifty (50) basis points, and (iii) the interest rate on the Notes shall further increase by an additional fifty (50) basis points on each succeeding Interest Payment Date; PROVIDED, HOWEVER, in no event shall the interest rate to be borne by the Notes at any time exceed the Applicable Rate then in effect by more than two hundred (200) basis points. The Reset Rate shall be adjusted from time to time, if necessary, to reflect any change in the Applicable Rate with respect to the Notes. Once the interest rate on the Notes has been reset as set forth above, as provided in the Indenture, if the Company's Subordinated Capital Base is equal to or greater than the Minimum Subordinated Capital Base as of the last day of any fiscal quarter subsequent to the Deficiency Date, interest rate on the Notes effective as of the first day of the second following fiscal quarter shall return to the Applicable Rate then in effect.

     10. The Indenture also provides that upon the occurrence of a Change of Control, subject to the satisfaction of certain substantial conditions precedent set forth in the Indenture, each Holder shall have the right to require that the Company repurchase such Holder's Notes in whole or in part at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase.

     11. The Indenture contains provisions for (i) defeasance of certain of the Company's obligations (including covenants) under the Indenture and (ii) satisfaction and discharge of the Indenture upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     12. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Restricted Payments, create and incur Indebtedness and create or suffer to exist certain Liens (other than Permitted Liens). The Indenture imposes limitations on the ability of the Company to merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. Upon the occurrence of an Investment Grade Locking Event certain of the covenants described above will cease to apply or will be modified. The Indenture contains covenants that following the occurrence of an Investment Grade Locking Event, will, among other things, limit the Company's ability to pledge or create or incur liens with respect to certain of its assets and the Company's ability to enter into certain sale-leaseback transactions. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

     13. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders representing at least a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall bind such Holder and all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     14. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     15. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof, such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same

Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

     16. The Notes are issuable only in registered form without coupons in denominations of one thousand dollars ($1,000) and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     17. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     18. Directors, officers, employees or stockholders, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     19. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     [20. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of July 24, 1996, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement"). The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Stone Container Corporation, 150 North Michigan Avenue, Chicago, IL 60601, Attention:
__________.] 3/


3/ THIS PARAGRAPH SHOULD BE INCLUDED ONLY IF THE NOTES ARE ISSUED WITHOUT REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

- -----------------------------------------------------------------
     (Insert assignee's social security or tax I.D. number)

- -----------------------------------------------------------------

- -----------------------------------------------------------------

- -----------------------------------------------------------------

- -----------------------------------------------------------------
     (Print or type assignee's name, address and zip code)

and irrevocably appoint                       agent to transfer this Note on the
books of the Company.  The agent may substitute another to act for him or her.




Dated:                 Your Signature:
        ------------                  ------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Signature Guaranty:
                    --------------------------------------------
     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 1009 ("Asset Disposition Offer"), Section 1013 ("Change of Control Offer"), Section 1015 ("Non-Investment Grade Repurchaser Offer") or Section 1101 ("Deficiency Offer") of the Indenture, check the applicable boxes:

" Section 1009:      " Section 1013:    " Section 1015:      " Section 1101:
  in whole "           in whole "         in whole"            in whole "
  in part "            in part "          in part"             in part "
  amount to be         amount to be       amount to be         amount to be
  purchased: $         purchased: $       purchased: $         purchased: $
              -----                -----              -----                -----



Dated:                        Your Signature:
      --------------                         -----------------------------------
              (Sign exactly as your name appears on the other side of this Note)


Signature Guaranty:
                   ------------------------------------
     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Social Security Number or Taxpayer Identification Number:
                                                         ---------

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE 4/




          The following exchanges of a part of this Global Note for Definitive Notes have been made:


                   Amount of
                   decrease                                   Principal Amount         Signature of
                 in Principal           Amount of            of this Global Note       authorized
                    Amount             increase in             following such           officer of
Date of         of this Global       Principal Amount           decrease (or         Trustee or Note
Exchange             Note           of this Global Note          increase)              Custodian
- --------        --------------      -------------------      -------------------     ---------------

























4/   THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re:  Rating Adjustable Senior Notes due 2016 of Stone Container Corporation.

          This Certificate relates to $_____ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ________________ (the
"Transferor").

The Transferor*:

          has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

          has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 305 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

          Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 305(b)(ii)(A) or Section 305(e)(i)(A) of the Indenture).

          Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 305(b)(ii)(B), Section 305(c)(i) or Section 305(e)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 305(b)(ii)(B) or Section 305(e)(i)(B) of the Indenture.)




- ---------------------
 *Check applicable box.

          Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 305(b)(ii)(B) or Section 305(e)(i)(B) of the Indenture).

          Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 305(b)(ii)(C) or Section 305(e)(i)(C) of the Indenture).


                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           -------------------------------------


Date:
     --------------------------------------------------






- --------------------
 *Check applicable box.



                                       B-2